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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Inverness Medical Innovations, Inc. on Form S-8 for the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan of our report dated June 14, 2005, related to the statements of net assets sold of the Determine/Daina Screen Rapid Diagnostics Product Line (the "Product Line") of Abbott Diagnostics Division of Abbott Laboratories as of February 28, 2005 and November 30, 2004 and 2003, and the related statements of net sales in excess of expenses for the three-month period ended February 28, 2005 and the years ended November 30, 2004, 2003 and 2002 (which statements are not intended to be a complete presentation of the Product Line's assets, liabilities, revenues or expenses), appearing in the Current Report on Form 8-K dated June 17, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois
October 7, 2005

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  Exhibit 23.5